EXHIBIT 99.1

Press Release Dated January 8, 2004



Press Release
                                               Source: CRS Retail Systems, Inc.


CRS Retail Systems, Inc. Announces Strategic Alliance With Park City Group, Inc. To Provide Labor Management Applications


Retailers Will Benefit from an Integrated Solution Including Scheduling, Forecasting, Time Attendance, and Reporting Capabilities

NEWBURGH, N.Y.--(BUSINESS WIRE)--Jan. 8, 2004-- CRS Retail Systems, Inc., a leading provider of software and services for the retail industry, today announced a strategic alliance with Park City Group, Inc. (OTCBB:PKCY - News) to add key workforce management applications to its rapidly expanding application suite. Park City Group uniquely leverages its expertise in retail operations management and state-of-the-art, patented technologies to simplify the planning and execution of complex processes; deliver timely, relevant and 'action-able' information; and improve its customers' profitability by putting the 'best manager' in every store.

Under the terms of the agreement, CRS Retail Systems is granted an exclusive license and additional rights to brand and resell Park City Group's patented technology for labor scheduling, forecasting, and reporting. These applications, integrated to the Time and Attendance module of the CRS RetailStore(TM) application will be marketed as CRS LaborManagement(TM) and will be officially unveiled at the upcoming 93rd Annual NRF Convention and EXPO.

Advanced scheduling and related workforce management capabilities expand the breadth and depth of the CRS Retail Suite(TM), providing retailers with another ROI-generating solution for improved store operations, reduced operating costs, and increased sales.

"After significant build-vs-buy deliberations and numerous discussions with our customers, we concluded that Park City Group offered the best product for CRS to license and bring to our customers," said Kathy Frommer, chief executive officer of CRS Retail Systems. "The product is highly advanced, easy to use, and allows for extremely flexible deployment options: all critical factors for our broad spectrum of retail customers."

"This is clearly a win-win relationship in line with our strategy to extend the distribution of our patented technology in the retail industry via OEM partnerships," said Randy Fields, president and chief executive officer of Park City Group, Inc. "We are pleased to be working with CRS Retail Systems to add key labor management applications to the CRS Retail Suite and anticipate a long and mutually beneficial partnership."

About CRS Retail Systems, Inc.

CRS Retail Systems provides retail management software, hardware, and services to help its customers drive sales, improve customer service, and reduce operating costs, all with more ease and flexibility. With more than 100,000 in-store systems installed in 32 countries and 10 languages, CRS is a trusted leader in the retail industry. CRS customers include leading retailers such as American Eagle Outfitters, Ann Taylor, Barnes & Noble, Chico's, Foot Locker, J. Crew, Sport Chalet, Yankee Candle, and Rosebys (U.K.), among others. CRS is a privately held company with more than 260 employees based at its Newburgh, N.Y. headquarters and a regional office in Salt Lake City, Utah. For more information, please visit the CRS website at www.crsretail.com or call 845-567-1234.

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About Park City Group, Inc.

Park City Group is a leading provider of software and services for business productivity. The company uniquely leverages its expertise in retail operations management and state-of-the-art, patented technologies to simplify the planning and execution of complex processes; deliver timely, relevant and 'action-able' information; and improve its customers' profitability by putting the 'best manager' in every store. The software was developed initially for the Mrs. Fields Cookies business, co-founded by Randall K. Fields, the CEO of Park City Group, Inc. To date, the company has sold to or installed its software solutions in over 52,000 customer locations. For additional information, please contact Park City Group at 800.835.8824, info@parkcitygroup.com (e-mail), or visit the corporate website at www.parkcitygroup.com.

Forward-Looking Statement

Statements in this press release that relate to Park City Group's future plans, objectives, expectations, performance, events and the like are 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for the Company's products and services, risks associated with the integration of acquisitions and other investments, and other factors discussed in the 'forward-looking information' section and the 'risk factor' section of the management's discussion and analysis included in the Company's annual report on Form 10- K for the year ended June 30, 2003 filed with the Securities and Exchange Commission. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.